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_______________________________________________________________________________


                                   By-Laws

                                     of

                             ALLEGHENY ENERGY, INC.



                        As Amended to February 3, 2000

_______________________________________________________________________________

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                                     BY-LAWS
                                       OF
                               ALLEGHENY ENERGY, INC.


                                    ARTICLE 1.

                              STOCKHOLDERS' MEETINGS.

SECTION 1.     Place of Meetings.

Every meeting of the stockholders shall be held in New York, N. Y., or at such other place within the United States as shall be determined by the Board of Directors and specified in the notice thereof.

SECTION 2.     Annual Meetings.

An annual meeting of the stockholders of this Corporation shall be held on the second Thursday in May in each year (or if that be a legal holiday, then on the next succeeding business day) for the purpose of electing Directors for the ensuing year and for the transaction of such other business as may properly be brought before the meeting.

SECTION 3.     Special Meetings.

Special meetings of the stockholders for any purpose or purposes, unless otherwise prescribed by statute, may be called by the Chairman of the Board, the President, the Board of Directors or the Executive Committee, and shall be called by the President or Secretary or any Director upon the request in writing of stockholders holding a majority in amount of the entire capital stock issued and outstanding entitled to vote thereat. Such request shall state the purpose or purposes of the proposed meeting. Unless the Board of Directors or the Executive Committee determines otherwise, the business of any special meeting shall be limited to the purpose or purposes for which such special meeting is called and no other proposals or matters shall be considered.

SECTION 4.     Notice of Meetings of Stockholders.

Written or printed notice of every meeting of stockholders, stating the time and place thereof (and the business proposed to be transacted at any special meeting), shall be served personally upon, left at the residence or usual place of business of or mailed, postage prepaid, to each stockholder, entitled to vote, of record on the record date fixed by the Board of Directors therefor, at such address as appears upon the books of the Corporation, at least ten days before


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such meeting. No business shall be transacted at any special meeting except that specially named in the notice of such meeting.

Notice of the time, place and/or purpose of any meeting of stockholders may be dispensed with if every stockholder entitled to vote, shall attend either in person or by proxy, or if every absent stockholder entitled to vote shall in writing, filed with the records of the meeting, either before or after the holding thereof, waive such notice.

No stockholder shall be entitled to notice of any meeting of stockholders unless entitled to vote thereat.

SECTION 5.     Quorum at Stockholders' Meetings.

The presence in person or by proxy of the holders of record of a majority of the shares of the capital stock of the Corporation issued and outstanding, entitled to vote, shall constitute a quorum at all meetings of the stockholders except as otherwise provided by law or these By-Laws. If, however, such majority shall not be present or represented at any meeting of the stockholders, the holders of a majority of the stock present in person or by proxy shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until the requisite amount of voting stock shall be present. At such adjourned meeting at which the requisite amount of voting stock shall be represented, any business may be transacted which might have been transacted at the meeting as originally notified.

SECTION 6.     Voting and Inspectors.

At all meetings of stockholders every stockholder shall be entitled to vote all shares of voting stock standing in his name on the books of the Corporation on the date for the determination of stockholders entitled to vote at such meeting, either in person or by proxy appointed by instrument in writing subscribed by such stockholder or his duly authorized attorney and bearing date not more than three months prior to said meeting, unless said instrument shall on its face provide for a longer period for which it is to remain in force.

All elections shall be had and all questions decided by a majority of the votes cast at a duly constituted meeting, except as otherwise provided by law, in the Charter or in these By-Laws.

At any election of Directors, upon the request of the holders of ten percent (10%) of the stock entitled to vote at such election, the Chairman of the meeting shall appoint two Inspectors of Election, who shall first subscribe an oath or affirmation to execute faithfully the duties of Inspectors at such election with strict impartiality and according to the best of their ability, and shall make a certificate of the result of the vote taken; no candidate for the office of Director shall be appointed such Inspector.

A vote by ballot shall be taken upon any election or matter, upon the request of the holders of ten percent (10%) of the stock entitled to vote on such election or matter.


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SECTION 7.     Conduct of Stockholders'Meetings.

The meetings of the stockholders shall be presided over by the Chairman of the Board, or if he is not present by the President, or if he is not present by a Vice President, or if neither the Chairman of the Board nor the President nor a Vice President is present, by a Chairman to be elected at the meeting. The Secretary of the Corporation, if present, shall act as Secretary of such meetings; if neither the Secretary nor any Assistant Secretary is present then the meeting shall elect its Secretary.

The order of business at each such meeting shall be as determined by the Chairman of the meeting. The Chairman of the meeting shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts and things as are necessary or desirable for the proper conduct of the meeting, including, without limitation, the establishment of procedures for the maintenance of order and safety, limitations on the time allotted to questions or comments on the affairs of the Corporation, restrictions on entry to such meeting after the time prescribed for the commencement thereof and the opening and closing of the voting polls.

SECTION 8.     Advance Notice of Stockholder Proposals and Nominations.

At any annual or special meeting of stockholders, proposals made by stockholders and nominations for election as directors made by stockholders shall be considered only if advance notice thereof has been timely given as provided herein and such proposals or nominations are otherwise proper for consideration under applicable law and the Charter and these By-Laws. Notice of any proposal to be presented by any stockholder or of the name of any person to be nominated by any stockholder for election as a director of the Corporation at any meeting of stockholders shall be delivered to the Secretary of the Corporation at its principal executive office not less than 60 nor more than 90 days prior to the date of the meeting; provided, however, that if the date of the meeting is first publicly announced or disclosed (in a public filing or otherwise) less than 70 days prior to the date of the meeting, such advance notice shall be given not more than ten days after such date is first so announced or disclosed. Public notice shall be deemed to have been given more than 70 days in advance of the annual meeting if the Corporation shall have previously disclosed, in these ByLaws or otherwise, that the annual meeting in each year is to be held on a determinable date, unless and until the Board of Directors determines to hold the meeting on a different date. Any stockholder who gives notice of any such proposal shall deliver therewith the text of the proposal to be presented and a brief written statement of the reasons why such stockholder favors the proposal and setting forth such stockholder's name and address, the number and class of all shares of each class of stock of the Corporation beneficially owned by such stockholder and any material interest of such stockholder in the proposal (other than as a stockholder). Any stockholder desiring to nominate any person for election as a director of the Corporation shall deliver with such notice a statement in writing setting forth the name of the person to be nominated, the number and


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class of all shares of each class of stock of the Corporation beneficially owned by such person, the information regarding such person required by paragraphs (a), (e) and (f) of Item 401 of Regulation S-K adopted by the Securities and Exchange Commission (or the corresponding provisions of any regulation subsequently adopted by the Securities and Exchange Commission applicable to the Corporation), such person's signed consent to serve as a director of the Corporation if elected, such stockholder's name and address and the number and class of all shares of each class of stock of the Corporation beneficially owned by such stockholder. As used herein, shares "beneficially owned" shall mean all shares as to which such person, together with such person's affiliates and associates (as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended), may be deemed to beneficially own pursuant to Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, as amended, as well as all shares as to which such person, together with such person's affiliates and associates, has the right to become the beneficial owner pursuant to any agreement or understanding, or upon the exercise of warrants, options or rights to convert or exchange (whether such rights are exercisable immediately or only after the passage of time or the occurrence of conditions). The Chairman of the meeting, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall determine whether such notice has been duly given and shall direct that proposals and nominees not be considered if such notice has not been given.


                                      ARTICLE II.

                                   BOARD OF DIRECTORS.

SECTION 1.     Number and Tenure of Office.

The business and property of the Corporation shall be managed by a Board of Directors.

The number of Directors of the Corporation shall be not more than fifteen, but the number of directors may from time to time be increased or decreased as provided in Section 2 of this Article II. Directors need not be stockholders. Directors shall hold office until the next annual meeting of stockholders and until their successors are duly chosen and qualified.

SECTION 2.     Increase and Decrease in Number of Directors.

The Board of Directors by the affirmative vote of a majority of the entire Board may from time to time increase the number of Directors to any number not exceeding fifteen and may from time to time decrease the number of Directors to any number not less than three.

SECTION 3.     Vacancies.

Except as otherwise provided by law, any vacancy occurring in the Board of Directors for any cause other than by reason of an increase in the number of Directors may be filled by a majority of the Directors remaining in office,


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whether or not they constitute a quorum. Any vacancy occurring by reason of an increase in the number of Directors may be filled by a majority of the entire Board of Directors.

SECTION 4.     Place of Meetings.

Every meeting of the Board of Directors shall be held in New York, N. Y., or at such other place in or out of the State of Maryland as the Board may from time to time determine or shall be specified in the notice thereof.

SECTION 5.     Regular Meetings.

Regular meetings of the Board of Directors shall be held at such time and on such notice as the Directors may from time to time determine.

The annual meeting of the Board of Directors shall be held as soon as practicable after the adjournment of the annual meeting of the stockholders for the election of Directors.

SECTION 6.     Special Meetings.

Special meetings of the Board of Directors may be held at any time upon call of the Chairman of the Board, the President, the Executive Committee, or of a majority of the Directors, by oral or telegraphic or written notice duly served on or sent or mailed to each Director not less than two days before such meeting. Meetings of the Board of Directors may be held at any time without notice, if all the Directors are present or if those not present waive notice of the meeting in writing, filed with the records of the meeting before or after the holding thereof.

SECTION 7. Action by Written Consent, Telephonic or Other Similar Communications Equipment.

Any action required or permitted to be taken at a meeting of the Board may be taken without a meeting if the action is taken by the whole Board and is evidenced by one or more written consents describing the action taken, signed by all Directors on the Board, and filed with the minutes or corporate records of Board proceedings. Members of the Board may participate in a regular or special meeting of the Board by means of conference telephone or similar communications equipment by which all persons participating can simultaneously hear each other. Participation in a meeting by these communications means constitutes presence in person at the meeting.

SECTION 8.     Quorum.

One-third of the whole number of Directors, but in no case less than two Directors, shall constitute a quorum for the transaction of business. If, at any meeting of the Board there shall be less than a quorum present, a majority of those present may adjourn the meeting from time to time until a quorum shall have been obtained.


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SECTION 9.     Executive Committee and Other Committees.

The Board, by resolution adopted by a majority of the whole Board, may elect from its members an Executive Committee and one or more other committees, each consisting of two or more Directors. The President and the Chairman of the Board shall be a member and the Chairman, respectively, of the Executive Committee. Unless otherwise expressly provided by law or by the Charter or by resolution of the Board, the Executive Committee shall have all the powers of the Board (except the power to appoint or remove a member of the Executive Committee or other committee; to fill vacancies on the Board or its committees; to remove an officer appointed by the Board; to adopt, amend or repeal these ByLaws or the Company's Charter; to declare dividends or distributions on stock; to issue stock; to approve any merger or share exchange not requiring stockholder approval or to recommend to stockholders any action requiring stockholders' approval) when the Board is not in session, and each other committee shall have such powers as the Board shall confer. In the absence of any member of any such committee, the members thereof present at any meeting, whether or not they constitute a quorum, may appoint a member of the Board to act in the place of such absent member. Each such committee may fix its own rules of procedure, and may meet when and as provided by such rules or by resolution of the Board of Directors; but in every case the presence of a majority shall be necessary to constitute a quorum. Insofar as the rights of third parties shall not be affected thereby, all action by any committee shall be subject to revision and alteration by the Board. Any action required or permitted to be taken at a meeting of the members of the Executive or any other committee may be taken without a meeting if the action is taken by the whole committee and is evidenced by one or more written consents describing the action taken, signed by all members of the committee, and filed with the minutes or corporate records of committee proceedings. Members of any committee may participate in a regular or special meeting of such committee by means of conference telephone or similar communications equipment by which all persons participating can simultaneously hear each other. Participation in a meeting by these communications means constitutes presence in person at the meeting. The majority of the whole Board of Directors shall have the power at any time to change the members of the Executive Committee, except the Chairman thereof, and to change, at any time, the members of the other committees, to fill vacancies in any committee by election from the Directors, and to discharge any of the other committees.

SECTION 10.     Remuneration.

In addition to reimbursement of his reasonable expenses incurred in attending meetings or otherwise in connection with his attention to the affairs of the Company, each Director as such, and as a member of the Executive Committee or of any other committee of the Board, shall be entitled to receive such remuneration as may be fixed from time to time by the Board of Directors, in the form either of payment at the rate of a fixed sum per month or of fees for attendance at meetings of the Board and committees thereof.


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                                   ARTICLE III.

                                    OFFICERS.

SECTION 1.     Executive Officers.

The Executive Officers of the Corporation shall be elected by the Board of Directors as soon as may be after the annual meeting of the stockholders, and shall be a Chairman of the Board (who shall be a Director), a President (who shall be a Director), one or more Vice-Presidents, a Secretary, one or more Assistant Secretaries, a Treasurer and one or more Assistant Treasurers. The Board of Directors may also appoint such other officers, agents and employees as to the Board may seem proper. Any two offices, except those of President and Vice-President, may be held by the same person, but no officer shall execute, acknowledge or verify any instrument in more than one capacity, if such instrument is required by law or these By-Laws to be executed, acknowledged or verified by any two or more officers.

SECTION 2.     Term of Office.

The term of office of all officers shall be one year and until their respective successors are elected, subject, however, to the provision for removal contained in the Charter.

SECTION 3.     Powers and Duties.

The officers of the Corporation shall have such powers and duties as generally pertain to their offices, respectively, as well as such powers and duties as from time to time shall be conferred by the Board of Directors or the Executive Committee.

SECTION 4.     Checks, Notes, Etc.

All checks and drafts on the Corporation's bank accounts and all bills of exchange and promissory notes, and all acceptances, obligations and other intruments for the payment of money, shall be signed by such officer or officers, agent or agents, as shall be thereunto authorized from time to time by the Board of Directors or the Executive Committee.


                                     ARTICLE IV.

                                    CAPITAL STOCK.

SECTION 1.     Shares.

Evidence of ownership of shares of capital stock of the Corporation shall be in such form or forms as the Board of Directors may from time to time prescribe, including certificates and electronic registration of uncertificated shares. Certificates shall be signed by the Chairman, President or a Vice-President and by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer of the Corporation and sealed with its seal. A certificate shall be


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deemed to be so signed and sealed whether the signatures be manual or facsimile signatures and whether the seal be a facsimile seal or any other form of seal.

Electronic registration of uncertificated shares shall be in the form maintained by the Corporation or its agents. Upon request, any holder of uncertificated shares shall be entitled to receive a certificate therefor.

SECTION 2.     Transfer of Shares.

Shares in the capital stock of the Corporation evidenced by certificates shall be transferred on the books of the Corporation by the holder thereof in person or by his duly authorized attorney upon surrender and cancellation of certificates for the same number of shares, duly endorsed, or accompanied by proper instruments of assignment and transfer, with such proof of the authenticity of the signature as the Corporation or its agents may reasonably require.

Uncertificated shares are transferrable on the books of the Corporation upon receipt of the proper transfer documents, instructions and assignments as may be reasonably required by the Corporation or its agents.

SECTION 3.     Record Dates.

The Directors may fix, in advance, a date as the record date for the purpose of determining stockholders entitled to notice of, or to vote at, any meeting of stockholders, or stockholders entitled to receive payment of any dividend or the allotment of any rights, or in order to make a determination of stockholders for any other proper purpose. Such date in any case shall be not more than forty days, and in case of a meeting of stockholders, not less than ten days, prior to the date on which the particular action, requiring such determination of stockholders, is to be taken.

SECTION 4.     Seal.

The Board of Directors shall provide a suitable corporate seal, in such form and bearing such inscriptions as they may determine.

SECTION 5.     Stock Ledgers.

Original or duplicate stock ledgers, containing the names and addresses of the stockholders of the Corporation and the number of shares of each class held by them respectively, shall be kept at an office or agency of the Corporation in such city or town as may be designated in an additional or supplementary by-law adopted by the Board of Directors. If no other place is so designated, such original or duplicate stock ledgers shall be kept at an office or agency of the Corporation in New York, N. Y.


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                                     ARTICLE V.

                                    FISCAL YEAR.

The fiscal year of the Corporation shall begin on the first day of January and end on the thirty-first day of December following.


                                    ARTICLE VI.

                                  INDEMNIFICATION.

SECTION 1.

The Corporation shall indemnify any person who was or is a party or is threatened with being made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, adminstrative or investigative, including all appeals (other than an action, suit or proceeding by or in the right of the Corporation) by reason of the fact that he is or was a director, officer or employee of the Corporation, or is or was serving at the request of the Corporation as a director, officer or employee of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, decrees, fines, penalties and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not of itself create a presumption that the person did not act in good faith or in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation or, with respect to any criminal action, suit or proceeding, that he had reasonable cause to believe that his conduct was unlawful.

SECTION 2.

The Corporation shall indemnify any person who was or is a party or is threatened with being made a party to any threatened, pending or completed action, suit or proceeding, including all appeals, by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer or employee of the Corporation, or is or was serving at the request of the Corporation as a director, officer or employee of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by him in


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connection with the defense or settlement of such action, suit or proceeding. The Corporation shall also indemnify any such person against amounts paid in settlement of such action, suit or proceeding up to the amount that would reasonably have been expended in his defense (determined in the manner provided for in Section 4) if such action, suit or proceeding had been prosecuted to a conclusion. However, indemnification under this Section shall be made only if the person to be indemnified acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and no such indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been finally adjudged to be liable for negligence or misconduct in the performance of his duty to the Corporation unless, and only to the extent that, the court or body in or before which such action, suit or proceeding was finally determined, or any court of competent jurisdiction, shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses or other amounts paid as such court or body shall deem proper.

SECTION 3.

Without limiting the right of any director, officer or employee of the Corporation to indemnification under any other Section hereof, if such person has been substantially and finally successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections I and 2 or in defense of any claim, issue, or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

SECTION 4.

Any indemnification under Sections 1 and 2 (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer or employee is proper in the circumstances because he has met the applicable standard of conduct set forth in Sections I and 2. Such determination shall be made (1) by the Board of Directors by a majority vote of a quorum consisting of directors who are or were not parties to or threatened with such action, suit or proceeding, or (2) if such a quorum is not obtainable, or even if obtainable, if a majority of a quorum of disinterested directors so directs, by independent legal counsel (compensated by the Corporation) in a written opinion, or (3) if there be no disinterested directors, or if a majority of the disinterested directors, whether or not a quorum, so directs, by the holders of a majority of the shares entitled to vote in the election of directors without reference to efault or contingency which would permit the holders of one or more classes of shares to vote for the election of one or more directors.

SECTION 5.

Expenses of each person indemnified hereunder incurred in defending a civil, criminal, administrative or investigative action, suit, or proceeding (including


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all appeals) or threat thereof, may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors, whether a disinterested quorum exists or not, upon receipt of an undertaking by or on behalf of the director, officer or employee to repay such expenses unless it shall ultimately be determined that he is entitled to be indemnified by the Corporation.

SECTION 6.

The indemnification provided by this Article shall not be deemed exclusive of or in any way to limit any other rights to which any person indemnified may be or may become entitled as a matter of law, by the articles, regulations, agreements, insurance, vote of shareholders or otherwise, with respect to action in his official capacity and with respect to action in another capacity while holding such office and shall continue as to a person who has ceased to be a director, officer, or employee and shall inure to the benefit of the heirs, executors, administrators and other legal representatives of such person.

SECTION 7.

Sections I through 6 of this Article shall also apply to such other agents of the Corporation as are designated for such purpose at any time by the Board of Directors.

SECTION 8.

If any part of this Article shall be found, in any action, suit or proceeding, to be invalid or ineffective, the validity and the effect of the remaining parts shall not be affected.

SECTION 9.

The provisions of this Article shall be applicable to claims, actions, suits or proceedings made or commenced after the adoption hereof, whether arising from acts or omissions to act occurring before or after the adoption hereof.


                                   ARTICLE VII.

                                   AMENDMENTS.

The power to make, alter and repeal the By-Laws of the Corporation is vested in the Board of Directors and may be exercised by a majority of the whole Board.


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                                   ARTICLE VIII.

                                   MISCELLANEOUS.

The Corporation shall not, as a common or contract carrier, engage in the transportation of passengers or property by railroad or motor vehicle; but this restriction shall not limit the exercise by the Corporation of its other powers as contained in this Charter. The provisions of this Article VIII shall not be altered, amended or repealed except by the stockholders.